Exhibit 99.1

GENCOR RELEASES THIRD QUARTER FISCAL 2020 RESULTS

August 6, 2020 (PRIME NEWSWIRE) - Gencor Industries, Inc. (Nasdaq: GENC) announced today net revenues of $22.9 million for the quarter ended June 30, 2020 compared to $18.8 million for the quarter ended June 30, 2019. Gross margins were 23.5% for the quarter ended June 30, 2020 compared to 25.2% for the quarter ended June 30, 2019, as the gross profit margins achieved in the current quarter were impacted by a higher percentage of revenues generated from plant and equipment sales compared with parts sales, which have a higher gross margin. Product engineering and development expenses decreased $32,000 to $849,000 for the quarter ended June 30, 2020, on reduced travel expenses. Selling, general and administrative (“SG&A”) expenses increased $51,000 to $2,522,000 for the quarter ended June 30, 2020. Increases in sales headcount resulted in the increased SG&A expenses. Operating income for the quarter ended June 30, 2020 increased 44.1% to $2.0 million compared with $1.4 million for the quarter ended June 30, 2019, on higher revenues and production volumes.

For the quarter ended June 30, 2020, the Company had non-operating income of $3.4 million compared to non-operating income of $1.7 million for the quarter ended June 30, 2019. Included in non-operating income for the quarter ended June 30, 2020 were net realized and unrealized gains on marketable securities of $2.9 million, due to recovery in the domestic equity markets after the initial declines from the impact of the COVID-19 pandemic in the prior quarter. The effective income tax rate for the quarters ended June 30, 2020 and 2019 was 20.0%. Net income for the quarter ended June 30, 2020 was $4.3 million, or $0.29 per diluted share, compared with net income of $2.4 million, or $0.17 per diluted share for the quarter ended June 30, 2019.

For the nine months ended June 30, 2020 the Company had reported revenue of $67.0 million and net income of $6.2 million ($0.42 per diluted share) versus net revenue of $66.8 million and net income of $10.2 million ($0.69 per diluted share) for the nine months ended June 30, 2019. Compared to the prior year, lower gross profit margins and net realized and unrealized losses on marketable securities contributed to the lower net income in the nine months ended June 30, 2020.

At June 30, 2020, the Company had $124.2 million of cash and marketable securities compared to $115.6 million at September 30, 2019. Net working capital was $154.7 million at June 30, 2020. The Company had no short-term or long-term debt outstanding at June 30, 2020.

The Company’s backlog was $11.7 million at June 30, 2020 compared to $11.9 million at June 30, 2019.

John Elliott, Gencor’s CEO, stated, “Gencor performed well in this challenging market environment associated with the COVID-19 pandemic. We continue to demonstrate the operating durability of our business as well as our ability to achieve solid profitability and cash flow. While there is still significant uncertainty around demand, the shape of the economic recovery and the continued impact of the pandemic, we are encouraged by the results we have achieved in the first six months of the calendar year.

Third quarter fiscal 2020 revenues were well above third quarter of fiscal 2019. Production and deliveries were minimally affected by COVID-19-related precautions in the current quarter.

The FAST Act is scheduled to expire in September 2020. Currently there is no replacement or extension of the FAST Act. While the economic outlook remains uncertain, by producing in line with customer demand and aggressively managing costs, I am confident Gencor will successfully navigate these challenging times.”

Gencor Industries is a diversified heavy machinery manufacturer for the production of highway construction materials, synthetic fuels and environmental control machinery and equipment used in a variety of applications.

GENCOR INDUSTRIES, INC.

Condensed Consolidated Statements of Income

(Unaudited)

	For the Quarters Ended June 30,		For the Nine Months Ended June 30,
	2020	2019	2020	2019

Net revenue	$22,940,000	$18,848,000	$66,963,000	$66,845,000

Costs and expenses:
Production costs	17,555,000	14,098,000	49,920,000	47,267,000
Product engineering and development	849,000	881,000	2,304,000	2,427,000
Selling, general and administrative	2,522,000	2,471,000	7,465,000	7,135,000

	20,926,000	17,450,000	59,689,000	56,829,000

Operating income	2,014,000	1,398,000	7,274,000	10,016,000

Other income (expense), net:
Interest and dividend income, net of fees	512,000	567,000	1,907,000	1,608,000
Net realized and unrealized gains (losses) on marketable securities	2,888,000	1,090,000	(1,465,000)	1,147,000
Other	(10,000)	—	(20,000)	—

	3,390,000	1,657,000	422,000	2,755,000

Income before income tax expense	5,404,000	3,055,000	7,696,000	12,771,000
Income tax expense	1,082,000	611,000	1,540,000	2,554,000

Net income	$4,322,000	$2,444,000	$6,156,000	$10,217,000

Basic Income per Common Share:
Net income per share	$0.30	$0.17	$0.42	$0.70

Diluted Income per Common Share:
Net income per share	$0.29	$0.17	$0.42	$0.69

GENCOR INDUSTRIES, INC.

Condensed Consolidated Balance Sheets

	June 30, 2020	September 30, 2019
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$18,564,000	$10,302,000
Marketable securities at fair value (cost $105,388,000 at June 30, 2020 and $104,176,000 at September 30, 2019)	105,675,000	105,322,000
Accounts receivable, less allowance for doubtful accounts of $419,000 at June 30, 2020 and $459,000 at September 30, 2019	1,609,000	1,603,000
Costs and estimated earnings in excess of billings	10,064,000	13,838,000
Inventories, net	24,562,000	25,366,000
Prepaid expenses and other current assets	1,649,000	499,000

Total Current Assets	162,123,000	156,930,000

Property and equipment, net	8,391,000	8,389,000
Other assets	53,000	53,000

Total Assets	$170,567,000	$165,372,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,089,000	$1,907,000
Customer deposits	2,651,000	1,918,000
Accrued expenses and other current liabilities	2,694,000	2,660,000

Total Current Liabilities	7,434,000	6,485,000

Deferred and other income taxes	1,306,000	3,372,000

Total Liabilities	8,740,000	9,857,000

Commitments and contingencies

Shareholders’ equity:
Preferred stock, par value $.10 per share; 300,000 shares authorized; none issued	—	—
Common stock, par value $.10 per share; 15,000,000 shares authorized; 12,287,337 shares issued and outstanding at June 30, 2020 and 12,277,337 shares issued and outstanding at September 30, 2019	1,229,000	1,228,000
Class B Stock, par value $.10 per share; 6,000,000 shares authorized; 2,318,857 shares issued and outstanding at June 30, 2020 and 2,308,857 shares issued and outstanding at September 30, 2019	232,000	231,000
Capital in excess of par value	12,313,000	12,159,000
Retained earnings	148,053,000	141,897,000

Total Shareholders’ Equity	161,827,000	155,515,000

Total Liabilities and Shareholders’ Equity	$170,567,000	$165,372,000

Caution Concerning Forward Looking Statements - This press release and our other communications and statements may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements about the Company’s beliefs, plans, objectives, goals, expectations, estimates, projections and intentions. These statements are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond the Company’s control. Actual results may differ materially depending on a variety of important factors, including the financial condition of the Company’s customers, changes in the economic and competitive environments, demand for the Company’s products, the duration and scope of the coronavirus (“COVID-19”) pandemic, actions governments, and businesses take in response to the COVID-19 pandemic, including mandatory business closures; the impact of the pandemic and actions taken on regional economies; the pace of recovery when the COVID-19 pandemic subsides. The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “target,” “goal,” and similar expressions are intended to identify forward-looking statements.

For information concerning these factors and related matters, see Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, and Part II, Item 1A, “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and the following sections of the Company’s Annual Report on Form 10-K for the year ended September 30, 2019: (a) Part I, Item 1A, “Risk Factors” and (b) Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. However, other factors besides those referenced could adversely affect the Company’s results, and you should not consider any such list of factors to be a complete set of all potential risks or uncertainties. Any forward-looking statements made by the Company herein speak as of the date of this press release. The Company does not undertake to update any forward-looking statements, except as required by law.

Unless the context otherwise indicates, all references in this press release to the “Company,” “Gencor,” “we,” “us,” or “our,” or similar words are to Gencor Industries, Inc. and its subsidiaries.

Contact:	Eric Mellen, Chief Financial Officer
407-290-6000